SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:
[_]      Preliminary Proxy Statement
[_]      Confidential for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2) )
[X]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[_]      Soliciting Material under Rule 14a-12


                              ORYX TECHNOLOGY CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              ORYX TECHNOLOGY CORP.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[_]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1)      Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)      Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)      Total fee paid:

--------------------------------------------------------------------------------

[_]      Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount previously paid:

--------------------------------------------------------------------------------

(2)      Form, Schedule or Registration Statement No.:

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(3)      Filing Party:

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(4)      Date Filed:

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


                              ORYX TECHNOLOGY CORP.
                               1100 Auburn Street
                            Fremont, California 94538

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Oryx Technology Corp., a Delaware corporation (the "Company"), will be held at 1100 Auburn Street, Fremont, California 94538 at 10:00 a.m. on Monday, October 16, 2000, for the following purposes:

         Proposal 1. To elect eight (8) directors of the Company for terms expiring at the 2001 Annual Meeting; and

         Proposal 2: To ratify the selection of PricewaterhouseCoopers LLP as auditors of the Company's financial statements for the fiscal year ending February 28, 2001;

and to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The close of business on August 28, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

         All stockholders are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has returned a proxy.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL YOUR PROXY IN THE ENVELOPE PROVIDED FOR YOUR CONVENIENCE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING AND, IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                               /s/ Andrew Intrater
                                               ---------------------------------
                                               Andrew Intrater, Secretary
Dated:  September 12, 2000

                              ORYX TECHNOLOGY CORP.
                               1100 Auburn Street
                            Fremont, California 94538

                                 PROXY STATEMENT

                   ------------------------------------------

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Oryx Technology Corp. (the "Company") for use at the Annual Meeting of Stockholders to be held on October 16, 2000, or at any adjournments thereof (the "Annual Meeting"), for the purposes set forth herein and in the foregoing Notice. This Proxy Statement and the accompanying Proxy are being mailed to the Company's stockholders on or about September 15, 2000.

         At the close of business on August 28, 2000, the record date fixed by the Board of Directors of the Company for determining those stockholders entitled to vote at the Annual Meeting (the "Record Date"), the outstanding shares of the Company entitled to vote consisted of 16,704,671 shares of Common Stock and 3,750 shares of Series A Preferred Stock. Each stockholder of record at the close of business on the Record Date is entitled to one vote for each share then held on each matter submitted to a vote of the stockholders.

         The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

         The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected (Proposal 1) by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. Under applicable Delaware state law, if a quorum exists, action on a matter other than the election of directors is approved if a majority of shares voting at the Annual Meeting in person or proxy favor the proposed action. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

         Abstentions and "broker non-votes" are counted as shares eligible to vote at the Annual Meeting in determining whether a quorum is present, but do not represent votes cast with respect to any Proposal. "Broker non-votes" are shares held by a broker or nominee as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

         A form of proxy is enclosed for use at the Annual Meeting. The proxy may be revoked by a stockholder at any time prior to the exercise thereof, and any stockholder at any time prior to the exercise thereof, and any stockholder present at the Annual Meeting, may revoke his proxy thereat and vote in person if he or she so desires. When such proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting, in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted for the election of the nominees for directors named herein (unless authority to vote is withheld) and in favor of all other proposals stated in the Notice of Annual Meeting and described in this Proxy Statement.

         The Company's Annual Report for the fiscal year ended February 29, 2000 is enclosed with this Proxy Statement.


                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS

Nominees

         Eight (8) current members of the Board of Directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting and until their successors are elected and qualified. The Board of Directors has nominated for election as directors the eight (8) persons indicated in the following table. In the election of directors, the proxy holders intend, unless directed otherwise, to vote for the election of the nominees named below, all of whom are now members of the Board of Directors.

MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

         The following table gives certain information as to each person nominated for election as director and the Company's executive officers as of August 31, 2000.

         Name                Age            Position
         ----                ---            --------

Philip J. Micciche            66            President, Chief Executive Officer
                                            and Director

Mitchel Underseth             44            Chief Financial Officer and Director

Andrew Intrater               38            Secretary, Treasurer and Director

Dr. John H. Abeles            55            Director

Thomas Guzek                  46            Director

Jay M. Haft                   64            Director

Richard Hubbard               40            Director

Doug McBurnie                 57            Director


PHILIP J. MICCICHE was elected to serve as Oryx' President and Chief Executive Officer and to serve as a director of Oryx on April 25, 1997. From 1993 through 1995, Mr. Micciche was Chief Executive Officer of AXCIS Information Networks, a provider of sports information data. From 1990 through 1992, Mr. Micciche was President of Dysan International/Magnetics L.P. and oversaw its initial public offering in Hong Kong in 1991. From 1983 through 1990, he held several executive management positions at Xidex Corp. In one of those positions, Mr. Micciche brought the division from a loss to a substantial profit in less than 15 months. From 1983 through 1985, Mr. Micciche was Senior Vice President Marketing at Xidex Magnetics, where sales increased $42 million in that two-year time period. Xidex merged with Dysan Corp. in 1985. Prior to 1983, Mr. Micciche held positions as Chief Executive Officer, Vice President Sales, Product Sales Manager and Chief Engineer for various companies. Mr. Micciche received his BSEE from Northeastern University in Boston.


MITCHEL UNDERSETH has served as Chief Financial Officer of Oryx since November 25, 1996, with additional responsibilities for human resources. Mr. Underseth currently works part-time for Oryx and also serves as the Chief Financial Officer for Aptix Corporation, a privately held electronic design automation company providing software and hardware. Mr. Underseth was elected as a director of Oryx in October 1997. From August 1992 through November 1996, Mr. Underseth was Chief Financial Officer of Triptych CD/San Joaquin Packaging in Stockton, California. From March 1990 through April 1992, Mr. Underseth was Chief Financial Officer of Dysan International/Magnetic L.P., a spin-off of Xidex's Flexible Disk Group. From September 1986 through March 1990, Mr. Underseth was Vice President-Finance of Xidex Flexible Disk Group and Rigid Oxide Group in Santa Clara, California. Mr. Underseth received his M.B.A. from the University of Washington in Seattle and his B.S. in Business from Lewis and Clark College in Portland, Oregon.

ANDREW INTRATER has been a director, Secretary and Treasurer of Oryx since its organization in July 1993. He had been employed in various executive capacities with Oryx in July 1993 until March 1998 when he resigned from Oryx's employment following the sale of Oryx's majority ownership position in Oryx Instruments & Materials Corporation, since renamed as Oryx Instruments Corporation. Mr.
Intrater is currently the President and Chief Executive Officer of Oryx Instruments Corporation. Mr. Intrater previously held various executive positions with ATI, the predecessor corporation to Oryx. Between September 1988 and May 1993, Mr. Intrater served as President of ATI and was a director since 1983. Mr. Intrater received his B.S. in Chemical Engineering from Rutgers University and a M.S. in Materials Science from Columbia University.

JOHN H. ABELES, M.D., has been a director of Oryx since its organization in July 1993 and of ATI commencing October 1991 and Chairman of the Board of Oryx from October 1993 until April

1997. Since March 1992, Dr. Abeles has been a General Partner of Northlea Partners Ltd., Boca Raton, Florida, a private investment partnership. Since 1980, Dr. Abeles has been President of MedVest, Inc., Boca Raton, Florida, a business and financial consulting firm. Since 1998, Dr. Abeles has been Chief Executive Officer of InfoMedia, Ltd., a private medical education company. Dr. Abeles serves on the board of directors of I-Flow Corporation, Irvine, California, a publicly traded company which manufactures infusion devices, DUSA Pharmaceuticals, Inc., a publicly traded company, which is developing photodynamic therapy products, Pharma Print Corporation, which manufactures botanical products, Encore Medical Corporation, which is an orthopedic implant, concern and Ampersand Medical Inc., which is researching medical diagnostic equipment.

THOMAS GUZEK has been a director of Oryx since April 2000. Mr. Guzek has served as Executive Vice President and Chief Marketing Officer of Tii Industries (NASD:TIII) a major supplier of network protection and interconnect solutions to telecommunications providers worldwide since July 2000. Prior to joining Tii Industries, Mr. Guzek held the position of General Manager, Cooper Electronic Technologies, a unit of Cooper Industries (NYSE:CBE). Mr. Guzek joined the Bussman Division of Cooper Industries, the world's leading producer of circuit protection devices for the electrical, electronic and automotive markets in 1981. Starting as a District Sales Engineer, Mr. Guzek was promoted to increasingly responsible sales management positions rising to Director of Worldwide Marketing in January 1993. The following year, Mr. Guzek was appointed to Vice President of Product and Market Development, directing the worldwide creative and technical development of circuit protection solutions for CooperBussman. In 1999, Mr. Guzek initiated the creation of a new business unit aimed at the rapidly growing electronic power management market. He became Vice President and General Manager of this unit overseeing all global operations, leading to significant growth in both market share and new product development. Mr. Guzek received his B.S. in electrical engineering from the State University of New York at Buffalo.

JAY M. HAFT has been a director of Oryx since February 1995. He is a strategic and financial consultant for growth stage companies and is active in international corporate finance, mergers and acquisitions, as well as in the representation of emerging growth companies. He has actively participated in strategic planning and fund raising for many high-tech companies, leading edge medical technology companies and technical product, service and marketing companies. He is a Managing General Partner of Gen Am "1" Venture Fund, an international venture capital fund. Mr. Haft is also a director of numerous public and private corporations, including Robotic Vision Systems, Inc., NCT Group, Inc., DECAP Group, Encore Medical Corporation, PC Service Source, Inc., DUSA Pharmaceuticals, Inc., and Thrift Management, Inc. He serves as Chairman of the Board of Noise Cancellation Technologies, Inc. He is currently of counsel to the law firm of Parker Duryee Rosoff & Haft, in New York. Mr. Haft was previously a senior corporate partner of such firm, from 1989 to1994, and prior to that a founding partner of Wofsey, Certilman, Haft et al. from 1966 to 1988. Mr. Haft is a past member of the Florida Commission for Government Accountability to the People, Treasurer of the Miami Ballet and a trustee of Florida International University. He is a graduate of Yale College and Yale Law School.

RICHARD HUBBARD has been a director of Oryx since October 1997. Mr. Hubbard is currently a director and an analyst with the VMR High Octane Fund at Value Management & Research GmbH. The High Octane Fund invests in small to mid-cap companies worldwide. Since 1991, Mr.

Hubbard has been a founding member of Namco, an African marine diamond mining and exploration company. He was a director at Acomex Ltd. where he was involved in the launch of Video Plus, a video coding and recording system, in the United Kingdom market. Mr. Hubbard was a founding partner in Connolly and Hubbard Trading, a trading company specializing in foreign exchange and commodities.

DOUG MCBURNIE has been a director of Oryx since July 1997. Mr. McBurnie is retired. He was formerly Senior Vice President, Computer, Consumer & Network
Products Group, of VLSI Technology. In that position he was responsible for VLSI's businesses in Advanced Computing, ASIC's, Consumer Digital Entertainment and Local/Wide Area Networking. Prior to joining VLSI, Mr. McBurnie was with National Semiconductor where he was senior vice president and general manager of its Communications and Consumer Group. Previously, he was vice president and general manager of National's Local Area Network Division. Under his leadership, National became the recognized leader in networking circuits, one of the top telecom IC suppliers, and made a strong push into consumer entertainment markets. Prior to joining National Semiconductor, he held key executive positions at a number of Silicon Valley companies, including Xidex Corporation, Precision Monolithics and Fairchild Semiconductor. Mr. McBurnie holds a bachelor of arts degree in business administration from Baldwin Wallace College in Berea, Ohio.

         All directors are elected annually by the stockholders of the Company and serve until their respective successors are duly elected and qualified. There is no family relationship between any director or officer of the Company.

Board Committees and Meetings

         During the fiscal year ending February 29, 2000, there were five meetings of the Company's Board of Directors. Each board member attended 75% or more of the aggregate of the meetings of the Board of Directors and the meetings of all committees of the Board of Directors on which he served except for John Abeles and Richard Hubbard, who each attended 60% of such meetings, and Ted D. Morgan, who attended 20% of such meetings.

         The compensation committee was established on March 28, 1995. The members of the compensation committee are Dr. John H. Abeles, Jay M. Haft and Richard Hubbard, none of whom is an employee of the Company. The compensation committee makes recommendations with respect to compensation of senior officers and granting of stock options and stock awards. The compensation committee met once during the fiscal year ended February 29, 2000.

         The audit committee was established on March 28, 1995. The members of the audit committee during fiscal 2000 were Jay Haft, and Ted Morgan, neither of whom is an employee of the Company. The functions of the audit committee are to define the scope of the audit, review the auditor's reports and comments, and monitor the internal auditing procedures of the Company. The audit committee met once during the fiscal year ended February 29, 2000.

         There is no nominating committee of the Board of Directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by the Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports and amendments thereto furnished to it and written representations from the reporting persons that no other reports were required during the fiscal year ended February 29, 2000, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended February 29, 2000.

Remuneration of Non-Employee Directors

         Each member of the Board of Directors who is not an employee of the Company is compensated for his services as a director as follows: $750.00 for each board meeting attended in person, and $250.00 for each board meeting attended by telephone. In addition, the Company grants each non-employee member of the Board of Directors stock options as described below.

         At the  Company's  1995 annual  stockholders'  meeting,  the  Company's stockholders approved the establishment of the 1995 Directors Non-Qualified Stock Option Plan, or the 1995 Directors Plan, providing for grants to our non-employee directors, or outside directors, in order to attract and retain outside directors who possess a high degree of competence, experience, leadership and motivation.

         A total of 225,000 shares of common stock have been reserved for issuance exercise of non-qualified options under the 1995 Directors Plan. The 1995 Director's Plan is administered by the compensation committee of the Board of Directors, which will at all times consist solely of outside directors. Under the 1995 Directors Plan, outside directors received options to purchase 45,000 shares of common stock, effective as of February 6, 1995. Each outside director who joins the Board of Directors subsequent to the approval of the 1995 Directors Plan will initially receive options to purchase 45,000 shares of common stock, effective as of the date he or she is appointed or elected to the Board of Directors. Each outside director will also receive options to purchase 15,000 shares of common stock at such time as his or her initial grants are fully vested. All options granted under the 1995 Directors Plan vest in three equal annual installments on the first, second and third anniversaries of the date of the grant, provided that the outside director continues to serve on the Board of Directors as of such dates.

         At the Company's 1996 annual stockholders' meeting, the Company's stockholders approved the 1996 Directors Non-Qualified Stock Option Plan, or the 1996 Directors Plan, providing for grants to the Company's outside directors in order to attract and retain outside directors who possess a high degree of competence, experience, leadership and motivation.

         A total of 250,000 shares of common stock have been reserved for issuance upon exercise of non-qualified options under the 1996 Directors Plan. The 1996 Director's Plan is administered by the compensation committee of the Board of Directors, which will at all times consist solely of outside directors. Under the 1996 Directors Plan, outside directors received options to purchase 30,000 shares of common stock, effective as of April 1, 1996. Each outside director who joins the Board of Directors subsequent to the approval of the 1996 Directors Plan will initially receive options to purchase 30,000 shares of common stock, effective as of the date he or she is appointed or elected to the Board of Directors. Ten thousand of the option shares granted under the 1996 Directors Plan vest on the date of grant and the balance vest in equal annual installments on the first and second anniversaries of the date of grant, provided that the outside director continues to serve on the Board of Directors as of such dates.

         The exercise price of the options granted under the 1995 and 1996 Directors Plans will equal the fair market value of the Company's common stock on the date of grant. The options are not transferable except upon the death of the optionee. In the event of an optionee's disability, all options granted will immediately vest, and in the event of an optionee's death, all options will similarly vest but expire one year thereafter. In the event the optionee voluntarily resigns from the Board of Directors or ceases to serve as a board member, options that are vested through the date of such resignation or cessation may be exercised for a period of three months thereafter. Both the 1995 and 1996 Directors Plans provide, respectively, that such plan may not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act, or the rules thereunder. The compensation committee has the power to impose additional limitations, conditions and restrictions in connection with the grant of any option under the 1995 Directors Plan or the 1996 Directors Plan.

         On April 1, 1999, Ted Morgan was granted an option to purchase an aggregate of 15,000 shares of the Company's common stock at an exercise price of $1.875 per share, issued from the 1995 Directors Plan. On April 20, 2000, Thomas Guzek was granted an option to purchase an aggregate of 30,000 shares of the Company's common stock at an exercise price of $2.3125 per share, issued from the 1996 Directors Plan.


                                   PROPOSAL 2:

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending February 28, 2001 and has further directed that management submit the selection of auditors for ratification by the stockholders at the Annual Meeting. A predecessor of PricewaterhouseCoopers LLP was first appointed independent auditors of the Company in August, 1993. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

         MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the our common stock as of August 31, 2000.

o by each person who is known to us to be the owner of more than 5% of our common stock;

o        by each of our directors;

o        by each of our executive officers; and

o        by all directors and executive officers of Oryx as a group.

As of August 31, 2000, there were issued and outstanding 16,704,671 shares of our common stock.


                                             Number of
                                             Shares of
Name and Address of Beneficial                Common               Percent of
            Owner                              Stock                   Class
-------------------------------              ---------            -------------

Philip Micciche                               686,690      (1)         4.1%
1100 Auburn Street Fremont, CA
94538

Mitchel Underseth                             300,071      (2)         1.8%
1100 Auburn Street Fremont, CA
94538

Andrew Intrater                               516,083      (3)         3.1%
47341 Bayside Parkway
Fremont, CA  94538

John Abeles                                   414,132      (4)         2.5%
2365 Northwest 41st Street Boca
Raton, FL 33431

Jay M. Haft                                   127,650      (5)          *
2 Grove Isle Dr, #1208B
Coconut Grove, FL  33122

Richard Hubbard                                45,000      (6)          *
130, Minories
London, EC3N 1NT U.K.

Doug McBurnie                                  45,000      (7)          *
1109 McKay Drive, MS 24 San Jose, CA
95131

                                             Number of
                                             Shares of
Name and Address of Beneficial                Common               Percent of
           Owner                               Stock                  Class
-------------------------------              ---------            -------------

Thomas Guzek                                   10,000      (8)          *
16261 Berry View Court
Ballwin, Missouri  63011

VMR High Octane Fund                          842,105      (9)         5.0%
c/o Meespeirson Fund Services
19-20 North Quay
Douglas, Isle of Man 1M991M

Windstar Investments N.V.                   1,084,220      (10)        6.5%
200 East Broward Blvd.
Suite 1900
Fort Lauderdale, Florida 33302

All officers and directors                  2,144,626      (11)        12.8%
as a group (8 persons)

* Represents less than 1% of the outstanding shares

(1) Represents shares subject to stock options exercisable as of August 31, 2000 or within 60 days thereafter.

(2) Represents shares subject to stock options exercisable as of August 31, 2000 or within 60 days thereafter.

(3) Includes 190,833 shares of common stock held by Mr. Intrater. Also includes 325,250 shares subject to stock options exercisable as of August 31, 2000 or within 60 days thereafter.

(4) Includes 227,007 shares of common stock held by Northlea Partners Ltd. of which Dr. Abeles is the General Partner, and 35,000 shares issuable upon conversion of the Series A Preferred Stock also held by Northlea Partners. Also includes 9,375 shares of common stock issuable upon exercise of certain bridge warrants. Includes 37,750 shares of common stock issuable upon conversion of additional warrants, held by Northlea Partners. Also includes 105,000 shares subject to stock options exercisable as of August 31, 2000 or within 60 days thereafter.

(5) Includes 105,000 shares subject to stock options exercisable as of August 31, 2000 or within 60 days thereafter. Also includes 22,650 shares of common stock issuable upon conversion of warrants.

(6) Represents shares subject to stock options exercisable as of August 31, 2000 or within 60 days thereafter.

(7) Represents shares subject to stock options exercisable as of August 31, 2000 or within 60 days thereafter.

(8) Represents shares subject to stock options exercisable as of August 31, 2000 or within 60 days thereafter.

(9) Richard Hubbard, a director of the Company, is a director of VMR High Octane Fund. Mr. Hubbard may be deemed to share voting control of the shares held by this entity.

(10)Includes 507,553 shares of common stock issuable upon conversion of warrants.

(11) Includes an aggregate of 1,726,786 shares issuable upon exercise of warrants and stock options and conversion of Preferred Stock, included pursuant to notes (1)-(10).


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In July, 1998, the Company extended an unsecured loan in the aggregate principal amount of $35,000 to Mitchel Underseth, Chief Financial Officer and a director of the Company pursuant to the terms of a promissory note. The note bears interest of seven percent (7.0%) per annum and is payable in full on the earlier of July 15, 2000 or thirty days after Mr. Underseth's full-time employment with the Company is terminated. Principal and interest under the note are payable in full on such maturity date. As of August 31, 2000, there was outstanding principal and interest of $11,677.02 under the note. The maturity date of the note has been extended to July 15, 2001.

         In February, 1999, the Company received approximately 55,000 shares of common stock of Applied Magnetics Corp., or Applied Magnetics, assigned to us by the Company's Chief Executive Officer, Philip Micciche. Mr. Micciche received shares pursuant to a non-competition agreement executed by him in connection with his providing consulting services to DAS Devices, Inc., a magnetic read-write head manufacturer that merged with Applied Magnetics. The Company had an investment in DAS Devices, Inc. The shares of Applied Magnetics common stock received by the Company were sold on July 1, 1999.

         The Company is paying legal costs incurred by Philip Micciche, its Chief Executive Officer, and Mitchel Underseth, its Chief Financial Officer, in connection with Comdisco, Inc. v. Micciche, Underseth, et al filed in Santa Clara County Superior Court, in which Messrs. Micciche and Underseth have been named, individually, as defendants. At the Company's request, Messrs. Micciche and Underseth were named as advisors to DAS Devices, Inc. prior to its acquisition by Applied Magnetics in order to attempt to maximize the Company's equity investment in DAS Devices. Messrs. Micciche and Underseth were named as defendants in a lawsuit brought by Comdisco, Inc. in connection with alleged defaults under a leasing agreement between Comdisco and DAS Devices. As of June 30, 2000, the Company had paid an aggregate of $31,937 in legal expenses in connection with this matter.

         In July 2000, the Company purchased 1,851,851 shares of Series A Preferred Stock of S2 Technologies, Inc. for a total purchase price of $500,000. Mark Underseth, Chief Executive Officer of S2 Technologies, Inc. is the brother of Mitchel Underseth, Chief Financial Officer of the Company. Mitchel Underseth did not participate in the Company's due diligence or negotiation with respect to the Company's transaction with S2 Technologies, Inc. and abstained from voting or discussion when the Company's Board of Directors considered this matter.

                             EXECUTIVE COMPENSATION


Cash Compensation

The  following  table  sets  forth  the total  compensation  earned by the Chief
Executive  Officer and the other  executive  officers of the Company whose total
salary  and  compensation   exceeded  $100,000  for  services  rendered  in  all
capacities for the year ended February 29, 2000 and for the years ended February
28, 1999 and February 28, 1998.

                                         Summary Compensation Table

     Name and                 Fiscal                                      Other Annual           All Other
Principal Position             Year         Salary         Bonus          Compensation         Compensation
------------------             ----         ------         -----          ------------         ------------
Philip Micciche,              2000          $160,000                      $   3,817   (2)      $       -
President & Chief             1999          $158,542                      $       -            $       -
Executive Officer             1998          $127,308     $     -          $   4,000   (1)      $       -
Mitchel Underseth             2000          $135,750     $     -          $   8,765   (4)      $       -
Chief Financial               1999          $126,377     $     -          $   3,600   (5)      $       -
Officer                       1998          $137,558     $44,053  (3)     $   3,600   (5)      $       -
Andrew Intrater,              2000          $      -     $     -          $       -            $       -
Secretary/Treasurer           1999          $      -     $     -          $       -            $       -
                              1998          $135,000     $     -          $       -            $   8,578   (6)


(1) Other annual compensation consists of payment for consulting services provided by Mr. Micciche to the Company.

(2)  All  other  compensation  consists  of  vehicle  allowance  provide  to Mr.
Micciche.

(3)  Mr.  Underseth   received  a  $44,053   performance  bonus  in  March  1998
attributable to fiscal year 1998.

(4) Consisting of $1,800 in payments to Mr. Underseth in lieu of the Company supplied health benefits and $6,965 for payment in lieu of accrued vacation time.

(5) Other annual compensation consists of payments to Mr. Underseth in lieu of the Company supplied health benefits.

(6) Other compensation consists of premiums paid on behalf of Mr. Intrater for term life insurance in the face amount of $1,000,000, which is payable to Mr. Intrater's beneficiary upon his death, less the amount of the premiums theretofore paid on his behalf which are remitted to us.


The following table sets forth as to the Chief Executive Officer and each of the
executive  officers  named  under  the  Summary   Compensation  Table,   certain
information  with  respect to options to purchase  shares of common stock of the
Company as of and for the year ended  February  29,  2000.  The  Company did not grant any options to officers for the fiscal year ended February 29, 2000.

                                    Year and Fiscal Year-End Option SAR/Values

                                                                                                    Value of
                                                                             Number of            unexercised
                                                                            unexercised           in-the-money
                                  Shares                                   Options/SARS           Options/SARS
                                 Acquired                                  at FY-end (#)           at FY-end ($)
                                   on                  Value               exercisable/            exercisable/
           Name                 Exercise (#)          Realized ($)         unexercisable          unexercisable(1)
           ----                 ------------          ------------         -------------          ----------------
Philip Micciche                      -                     -             521,705/358,295        1,365,489/934,279

Mitchel Underseth                 100,000               227,049          247,845/222,155          576,931/549,654

Andrew Intrater                      -                     -             279,970/105,657          664,189/259,966

------------------------------------------------------------------------------------------------------------------

(1)  Calculated  on the basis of the closing  price of $4.0625 per share on  February  29, 2000 minus the  exercise price.


Employment Agreements

         The Company entered into an employment agreement dated as of March 15, 1999 with Mr. Philip Micciche, Chief Executive Officer, terminable by either party, providing for annual compensation of $160,000 to Mr. Micciche from March 1, 1999 through the end of February 2000 and $176,000 from March 1, 2000 through the end of February 2001. Bonuses or incentive compensation and additional stock option grants may be paid or granted in the sole discretion of the Board of Directors. In the event Mr. Micciche is terminated without cause by the Company, he will receive all compensation and benefits for the remaining term of the employment agreement.

         The Company entered into an employment agreement dated as of November 1, 1996 with Mr. Mitchel Underseth, Chief Financial Officer, terminable immediately by either party, providing for annual compensation of $120,000, with increases in salary based upon the recommendation of the Compensation Committee. In the event Mr. Underseth is terminated without cause by the Company, he will receive his annual compensation for six months. Mr. Underseth is currently a part-time employee with the Company and his compensation has been proportionately adjusted to reflect hours worked.

         The Company entered into an employment agreement dated as of May 3, 1993 with Mr. Andrew Intrater, Secretary and Treasurer, terminable immediately by either party, providing for annual compensation of $100,000 during the term of the agreement and increases in salary based upon the recommendation of the Compensation Committee. In the event Mr. Intrater is terminated without cause by the Company, he will receive his annual compensation for six months. Mr. Intrater also entered into a non-competition agreement with the Company which restricts his engagement in competitive activities during the term of his employment and prohibits him from soliciting customers and employees of the Company for a period of twelve months following termination of his employment. This agreement also requires Mr. Intrater to maintain the confidentiality of information and proprietary data relating to the Company and its activities. On February 27, 1998, these agreements terminated upon Mr. Intrater's resignation as an employee of the Company. Mr. Intrater continues to serve as Director, Secretary and Treasurer of the Company.

         The Company currently offers basic health and major medical insurance to our employees. The Company has adopted a non-contributory 401(k) plan for our employees who wish to participate on a voluntary basis, but no retirement, pension or similar program has been adopted by the Company.


                                  OTHER MATTERS

Expenses of Solicitation

         The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, and the entire cost of such solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and employees of the Company, by personal interview, telephone and facsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.

Financial and Other Information

         Copies of the Company's complete annual report and Form 10-KSB are available without charge upon request made to the Company's corporate offices.

Stockholder Proposals

         Proposals of stockholders that are intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company at the Company's principal executive offices at 1100 Auburn Street, Fremont, California 94538 no later than May 20, 2001, in order to be included in the proxy statement and proxy relating to the 2001 Annual Meeting.

Discretionary Authority

         The Annual Meeting is called for the specific purposes set forth in the Notice of Annual Meeting as discussed above, and also for the purpose of transacting such other business as may properly come before the Annual Meeting. At the date of this Proxy Statement the only matters which management intends to present, or is informed or expects that others will present for action at the Annual Meeting, are those matters specifically referred to in such Notice. As to any matters which may come before the Annual Meeting other than those specified above, the proxy holder will be entitled to exercise discretionary authority.

                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           /s/ Andrew Intrater
                                           ------------------------------------
                                           Andrew Intrater, Secretary


Dated:    September 12, 2000
Fremont, California

                                                                     APPENDIX A

                              ORYX TECHNOLOGY CORP.
                               1100 Auburn Street
                                Fremont, CA 94538

                                      PROXY

The undersigned hereby constitutes and appoints Philip J. Micciche as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all shares of common stock of the Company held of record by the undersigned on August 28, 2000 at the Annual Meeting of Stockholders to be held on October 16, 2000, or any adjournment thereof.


1.     Election of Directors
       FOR all nominees listed below               WITHHOLD AUTHORITY to vote
       (except as marked to the                    for all such nominees listed
       contrary)                                   below

                         [  ]                                   [  ]
                   Philip J. Micciche
                   Mitchel Underseth
                   Andrew Intrater
                   John H. Abeles
                   Thomas Guzek
                   Jay M. Haft
                   Richard Hubbard
                   Doug McBurnie

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE PLEASE DRAW A LINE THROUGH THAT NOMINEE'S NAME)


2. To ratify the appointment of PricewaterhouseCoopers LLP as auditors of the Company's financial statements for the fiscal year ending February 28, 2001;

         [ ]  FOR           [ ]  AGAINST               [ ] ABSTAIN

3. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This Proxy is solicited on behalf of the Board of Directors of ORYX TECHNOLOGY CORP. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposal 2.

The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to the Annual Meeting. If you received more than one proxy card, please date, sign and return all cards in the accompanying envelope.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                              ---------------------------------
                                              Signature

                                              ---------------------------------
                                              Signature If Held Jointly

                                              ---------------------------------
                                              (Please Print Name)

                                              ---------------------------------
                                              Number of Shares Subject to Proxy


Dated: _______________, 2000


                                       2